Exhibit 10.3

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement (this “Agreement”) is made into and entered into as of [            ], 2008, by and among Global BPO Services Corp., a Delaware corporation (the “Company”) and the persons listed on the signature pages attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, on, June 2, 2008, the Company and the Stockholders entered into (i) a Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Stockholders purchased an aggregate of 150,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock”), which is convertible into shares of Common Stock, and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) granting certain registration rights;

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Registration Rights Agreement, the Stockholders and the Company have agreed to certain terms and conditions on their stock ownership as set forth herein.

NOW, THEREFORE, in consideration of the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement and the other promises contained therein, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS; REPRESENTATIONS AND WARRANTIES

Section 1.1 Definitions. Unless otherwise specified all references to “days” shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date of this Agreement, but shall not include (i) any investment fund in which a Person has invested if the Person (as the Affiliates alone or with others) does not otherwise control the investment fund or have, directly or indirectly, voting or dispositive power over any securities owned by such fund or (ii) any investor or limited partner of any Person who does not (alone or with others) otherwise have voting or dispositive power over securities owned by that Person and is not controlled by that Person. It is expressly intended that any Person who now or hereafter controls, directly or indirectly, any Stockholder shall be subject to the provisions of Articles 3 and 4 as if it were a Stockholder, including (without limitation) any management company, advisory, and/or general partner of a Stockholder.

“Board of Directors” shall mean the Board of Directors of the Company.

“Certificate of Designations of Series A Convertible Preferred Stock” shall mean the Certificate of Designations of Series A Convertible Preferred Stock pursuant to which the Preferred Stock has been created.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Group” shall mean a “group” as such term is used in Section 13(d)(3) of the Exchange Act (as in effect, and based on legal interpretations thereof existing, on the date hereof).

“Person” shall mean any individual, Group, corporation, general or limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).

“Offered Securities” means (a) any shares of its Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Proportionate Amount” means, with respect to a Qualified Stockholder, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock then held and any Common Stock then owned by such Qualified Stockholder and the number of shares of Common Stock issuable on exercise or conversion of any securities convertible into or exercisable for shares of Common Stock, including, without limitation, warrants, and the denominator of which is the total number of shares of Common Stock then outstanding (treating as outstanding for this purpose all shares of Common Stock then issuable upon exercise or conversion of all outstanding securities convertible into or exercisable for shares of Common Stock, including, without limitation, warrants).

“Qualified Stockholder” means a Stockholder that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Related Person” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any investment manager, investment advisor or partner of such Person or an Affiliate of such Person or such investment manager, investment advisor or partner, (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person, and (iv) to the extent not covered by the foregoing, as to any Stockholder, a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of any of the Stockholders or any Affiliate of any of the Stockholders or as to which any Stockholder or any of its Affiliates own at least ten percent of the voting equity securities.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.2 Representations and Warranties of the Company and Stockholders. The representations and warranties of the Company and Stockholders, respectively, with respect to this Agreement and the transactions contemplated hereby are set forth in the Stock Purchase Agreement.

ARTICLE 2

BOARD REPRESENTATION AND TRANSACTIONAL APPROVALS

Section 2.1 Board Matters.

(a) Pursuant to the Certificate of Designations of Series A Convertible Preferred Stock creating the Preferred Stock, the Stockholders are entitled to elect up to three directors in certain circumstances (the “Stockholder Designees,” whether one or more ) and for the period specified therein (the “Stockholder Designee Period”). The Company agrees to take such actions as may be necessary or appropriate to permit such election to be made to the extent provided in the Certificate of Designations of Series A Convertible Preferred Stock, subject to the provisions set forth in this Section 2.1. Upon termination of the Stockholder Designee Period, the terms of the Stockholder Designees as directors will cease and each of the Stockholders shall cause the Stockholder Designees to offer to resign immediately from any committees thereof, whether as observer or otherwise, (which offer to resign may be accepted or declined in the sole and absolute discretion of the Board of Directors) and the Company’s obligations under this Section 2.1 shall terminate.

Notwithstanding the provisions of this Section 2.1(a) or Certificate of Designations of Series A Convertible Preferred Stock, the Stockholders agree that:

(i) Stockholders holding a majority of the shares of Preferred Stock then held by all Stockholders (the “Majority Stockholders”) will provide the Company with such information concerning the background of such Stockholder Designees as the Nominating Committee of the Board of Directors may reasonably request;

(ii) subject to (iii) below, the Majority Stockholders will elect initially [            ] and [            ] as the Class I and Class II Stockholder Designees, respectively, and [            ] as the Class III Stockholder Designee, if applicable, as determined in the Certificate of Designations of Series A Convertible Preferred Stock;

(iii) the Majority Stockholders will not elect (and agree to withdraw the nomination of or cause the removal of) any Person to the Company’s Board of Directors if the Nominating Committee of the Board of Directors determines in good faith that the proposed Stockholder Designee does not meet the qualification requirements imposed with respect to other directors or determines that a proposed Stockholder Designee would not be qualified under any applicable law, rule or regulation (including under any exchange rules) to serve as a director of the Company or if the Company objects to a

Stockholder Designee because such Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such Person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services. In such an event, the Stockholder shall withdraw the designation of such proposed Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Stockholders of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Stockholders to propose a replacement Stockholder Designee in accordance with the terms of this Agreement.

(b) The parties intend that the Company’s securities continue to meet the qualification requirements applicable to the American Stock Exchange. The Board of Directors will be comprised according to such requirements.

(c) Each Stockholder Designee serving on the Board of Directors shall be entitled to all directors fees, insurance, indemnification, compensation and equity incentives granted to directors who are not employees of the Company on the same terms provided to, and subject to the same limitations applicable to, such directors.

(d) At any time that the composition of the board of managers or board of directors of any subsidiary of the Company (a “Sub Board”) is not identical to the composition of the Board, the Stockholder shall have the right to a proportional number of board seats on such Sub Board as the Stockholder has on the Board of Directors.

(e) The Company shall use its best efforts to ensure that one of the Stockholder Designees is appointed to each committee of the Board of Directors, and each committee of any Sub Board, other than (i) a special committee appointed to consider any matter involving the Stockholder or its Related Persons and (ii) where each of the Stockholder Designees is not permitted to serve as a result of any law, regulation or rule of a securities exchange. If all of the Stockholder Designees are disqualified from serving on a committee pursuant to (ii) above, the Company will use its best efforts to ensure that one of the Stockholder Designees is appointed as an observer to any such committee. The observer will not be a member of such committee or entitled to vote on any matter acted upon, but will be entitled to all notices of and to attend and participate in meetings thereof, subject to the power of the committee chair to conduct executive sessions of only the full members of the committee.

Section 2.2 Management of the Business. Following the Closing (as defined in the Stock Purchase Agreement) and except as provided in this Agreement, management of the Company will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the Closing. In this regard, the Chief Executive Officer of the Company shall continue to be in charge of all matters within his authority on the date hereof, subject, as required by Delaware law, to the requirement that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. So long as R. Scott Murray remains the chief executive officer of the Company, he shall remain the chairman of the board of directors of the Company.

Section 2.3 Legends. Each Stockholder shall present or cause to be presented promptly all certificates representing shares of Preferred Stock beneficially owned by such Stockholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon during the Stockholder Designee Period as long as such shares of Preferred Stock are beneficially owned by any Stockholder or an Affiliate of any Stockholder:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF                 , 2008 AMONG GLOBAL BPO SERVICES CORP. AND CERTAIN STOCKHOLDERS OF GLOBAL BPO SERVICES CORP. NAMED THEREIN. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF GLOBAL BPO SERVICES CORP.”

ARTICLE 3

RIGHT OF FIRST REFUSAL

Section 3.1 Rights of Stockholders to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Stockholder an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Stockholder that is a Qualified Stockholder, such Qualified Stockholder’s Proportionate Amount.

(b) To accept an Offer, in whole or in part, a Qualified Stockholder must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Stockholder is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Stockholder’s Proportionate Amount that such Qualified Stockholder elects to purchase.

(c) Upon (i) the closing of the issuance, sale or exchange of the Offered Securities or (ii) such other date agreed to by the Company and Qualified Stockholders who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Stockholders, such Qualified Stockholder or Stockholders shall acquire from the Company and the Company shall issue to such Qualified Stockholder or Stockholders, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer.

(d) The purchase by the Qualified Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Stockholders and their respective counsel.

(e) Any Offered Securities not sold by the Company within 90 days after the date of the Offer relating thereto may not be issued, sold or exchanged until they are again offered to the Qualified Stockholders under the procedures specified in Section 3.1(a).

(f) The rights of the Qualified Stockholders under this Section 3.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of outstanding shares of convertible preferred stock or exercise of outstanding warrants, in each case outstanding as of the date hereof;

(iii) the issuance of shares of Common Stock (or the grant of options therefor) to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company;

(iv) the issuance of any securities as a dividend on the Preferred Stock;

(v) the issuance of securities solely in consideration for a bona fide acquisition (whether by merger or otherwise) by the Company or any Company Subsidiary of all or substantially all of the stock or assets of any other entity, provided that in any such acquisition holders representing a majority of the voting rights in the Company immediately prior to such acquisition shall continue to hold such rights after such acquisition; or

(vi) the issuance of securities in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

Section 3.2 Termination. This Section 3 shall terminate upon the closing of the sale of all or substantially all of the assets or business of the Company (by sale of assets or stock, merger or otherwise).

ARTICLE 4

NEGATIVE COVENANTS

Section 4.1 The Company and any Company Subsidiary shall not, without the consent of Stockholders holding a majority of the shares of Preferred Stock then held by all Stockholders:

(a) acquire all or substantially all of the assets or liabilities of another entity (by purchase of assets or stock, merger or otherwise) where the purchase price for such acquisition exceeds $50 million, including indebtedness assumed in connection therewith;

(b) issue or sell or authorize the issuance or sale of any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of the Company or any Company Subsidiary, except for:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of outstanding shares of convertible preferred stock or exercise of outstanding warrants;

(iii) the issuance of shares of Common Stock (or the grant of options therefor) to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company, provided, however, that the total size of the equity incentive pool and any issuances of equity incentives to the founders pursuant thereto will require the consent of Stockholders holding a majority of the shares of Preferred Stock then held by all Stockholders; or

(iv) the issuance of any securities as a dividend on the Preferred Stock.

(c) create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases), other than pursuant to the credit agreement entered into on or prior to the date here of with PNC Bank, National Association.

Section 4.2 Termination. This Article IV will terminate and cease to apply on the earliest to occur of (A) the first date on which Stockholders hold in the aggregate less than 30% of the shares of Preferred Stock issued and sold to all Stockholders pursuant to the Stock Purchase Agreement and (B) the first date on which the outstanding shares of Preferred Stock collectively represent less than 20% by voting power of the outstanding capital stock of the Company.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day (as defined in the Stock Purchase Agreement), (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

if to the Company, to:

R. Scott Murray

Global BPO Services Corp.

125 High Street, 30th Floor

Boston, MA 02110

Tel: (617) 517-3250

Fax: (617) 517-3247

with a copy to:

Mark G. Borden

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Tel: (617) 526-6675

Fax: (617) 526-5000

if to a Stockholder, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing in accordance with this Section 5.1.

Section 5.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Stockholders holding at least a majority of the then-outstanding shares of Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.3 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.5 Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (ii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iii) references to a person or entity are also to its permitted successors and assigns; (iv) references to an “Article” or “Section” refer to an Article of, or a Section of, this Agreement; and (v) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

Section 5.6 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND

NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

Section 5.7 Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

Section 5.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Stockholder. Each Stockholder may assign its rights under this Agreement to any of its Affiliates, provided that such transferee agrees in writing to be bound, with respect to the transferred rights, by the provisions hereof that apply to the “Stockholder.” In the event of any assignment of the rights of any Stockholder to more than one person in accordance with this section, the provisions of this Agreement shall be deemed amended to reflect more than one Stockholder, mutatis mutandis. Each Stockholder may not assign its rights under the Agreement to any other party without the written consent of the Company.

Section 5.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Stockholder and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.11 No Waiver. It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

GLOBAL BPO SERVICES CORP.

By:
Name:	R. Scott Murray
Title:	Chief Executive Officer and President

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF MANAGEMENT II, L.P.,
Its General Partner

	By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC.,
Its General Partner

By:
Name:
Title: